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Motorola Confirms Receipt of Notice of Nomination from Carl Icahn Entities

SCHAUMBURG, Ill. – February 1, 2008 – Motorola, Inc. (NYSE: MOT) confirmed receipt of notice from Carl Icahn announcing his intent to nominate a slate of four directors to stand for election at the Company’s 2008 Annual Meeting of Stockholders. The Company has not yet scheduled its 2008 Annual Meeting.

Motorola is currently reviewing the notice.

The notice states that the Carl Icahn entities may be deemed to beneficially own, in the aggregate, 114,289,100 shares of Motorola common stock, representing approximately 5% of Motorola’s outstanding shares.

About Motorola

Motorola is known around the world for innovation in communications. The company develops technologies, products and services that make mobile experiences possible. Our portfolio includes communications infrastructure, enterprise mobility solutions, digital set-tops, cable modems, mobile devices and Bluetooth accessories. Motorola is committed to delivering next generation communication solutions to people, businesses and governments. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.6 billion in 2007. For more information about our company, our people and our innovations, please visit http://www.motorola.com.

Motorola and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Motorola in connection with the proposal described herein. Information regarding the special interests of these directors and executive officers in the proposal described herein will be included in any proxy statement filed by Motorola in connection with the proposal. In addition, Motorola files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). These documents are available free of charge at the SEC’s web site at www.sec.gov or from Motorola at www.motorola.com. Investors should read any proxy statement filed in connection with the proposal described herein carefully when it becomes available before making any voting or investment decision.

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Media Contact:
Jennifer Erickson
Motorola, Inc.
+1-847-435-5320
jennifer.erickson@motorola.com

Investor Relations Contact:
Dean Lindroth
Motorola, Inc.
+1-847-576-6899
dean.lindroth@motorola.com

Joele Frank / Matthew Sherman
Joele Frank, Wilkinson Brimmer Katcher
+1-212-355-4449
msherman@joelefrank.com